UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2018

CIVITAS SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36623	65-1309110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

313 Congress Street, 6th Floor

Boston, Massachusetts 02210

(Address of principal executive offices, including zip code)

(617) 790-4800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 15, 2018, David M. Petersen, Operating Group President of the Company’s Redwood division, entered into a retirement agreement (the “Retirement Agreement”) with Civitas Solutions, Inc. (the “Company”), which provides for Mr. Petersen’s retirement from the Company on September 30, 2018, the last day of the Company’s fiscal year. Mr. Petersen joined the Company in 2003 and served as the Operating Group President of Redwood since 2007.

Pursuant to the Retirement Agreement, provided that Mr. Petersen executes a customary general release of claims against the Company, Mr. Petersen will receive severance benefits including (i) any earned but unpaid base salary, any earned but unpaid bonus for fiscal 2018 and accrued but unpaid vacation and reimbursable travel and work-related expenses through September 30, 2018 (the “Retirement Date”); (ii) his base salary in effect as of the Retirement Date for a period of one year beginning on the Retirement Date; (iii) an additional amount equal to $2,000 per month for a period of two years beginning on the Retirement Date; and (iv) an amount equal to Mr. Petersen’s target annual bonus under the annual incentive plan of 50% of base salary in 2018. In addition, Mr. Petersen’s equity awards that were scheduled to vest prior to December 31, 2018 will continue to vest on schedule through December 31, 2018, and the post-termination exercise period of all of Mr. Petersen’s equity awards was extended to March 1, 2019 (other than the option award granted on September 16, 2014, which was extended to January 30, 2019). The Retirement Agreement also reaffirms Mr. Petersen’s agreements under his existing employment agreement not to disclose confidential information, not to solicit the Company’s employees or contractors and not to compete with the Company for a period of one year beginning on the Retirement Date.

A copy of the Retirement Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On August 17, 2018, the Company issued a press release announcing the retirement of Mr. Petersen. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Retirement Agreement between the Company and David M. Petersen, dated as of August 15, 2018.

99.1	Press Release issued by Civitas Solutions, Inc. on August 17, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIVITAS SOLUTIONS, INC.

/s/ Bruce F. Nardella
Date: August 17, 2018	Name:	Bruce F. Nardella
	Title:	Chief Executive Officer and President